Exhibit 4.8
EXECUTION VERSION

AMENDMENT NO. 1 TO THE INTERCREDITOR AGREEMENT
Amendment No. 1 (this “Amendment”) to the Intercreditor Agreement, dated as of June 10, 2016, by and among Cenveo, Inc., a Colorado corporation (“Holdings”), Cenveo Corporation, a Delaware corporation (the “Borrower”), certain other Subsidiaries of Holdings as Guarantors, Bank of America, N.A. (“Bank of America”), as administrative agent for the holders of the Revolving Credit Obligations (together with its permitted successors and assigns, the “Revolving Credit Collateral Agent”), The Bank of New York Mellon (“BNY Mellon”), as collateral agent for the holders of the 2016 Secured Notes Obligations (together with its permitted successors and assigns, the “2016 Secured Notes Collateral Agent”), BNY Mellon, as collateral agent for the holders of the Senior Priority Fixed Asset Obligations (together with its permitted successors and assigns, the “Senior Priority Fixed Asset Collateral Agent”, and together with the Revolving Credit Collateral Agent and the 2016 Secured Notes Collateral Agent being referred to herein, collectively, as the “Senior Priority Collateral Agents”), and BNY Mellon, as collateral agent for the holders of the Junior Priority Obligations (together with its permitted successors and assigns, the “Junior Priority Collateral Agent”).
WHEREAS, the Borrower, Holdings, the Revolving Credit Collateral Agent, the Senior Priority Fixed Asset Collateral Agent and the Junior Priority Collateral Agent are parties to that certain intercreditor agreement, dated as of June 26, 2014 (the “Agreement”);
WHEREAS, the Borrower, Holdings, the lenders and agents party thereto and the Revolving Credit Collateral Agent have entered into that certain asset-based revolving credit agreement, dated as of April 16, 2013, providing a revolving credit and letter of credit facility to the Borrower (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Revolving Credit Agreement”);
WHEREAS, the Borrower, the Guarantors, the 2016 Secured Notes Collateral Agent, BNY Mellon, as trustee, and the 2016 Secured Notes Holders are party to an indenture and note purchase agreement governing the 2016 Secured Notes, dated as of June 10, 2016 (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “2016 Secured Notes Purchase Agreement”). The 2016 Secured Notes Purchase Agreement has refinanced and replaced a portion of the Revolving Credit Agreement and, accordingly, constitutes an ABL Facility (as defined in both the Senior Priority Indenture and the Junior Priority Indenture) and Senior Priority Obligations (as defined in the Junior Priority Indenture);
WHEREAS, the Borrower, the Guarantors, the Senior Priority Fixed Asset Collateral Agent and BNY Mellon, as trustee (in such capacity and together with its successors and assigns, the “Senior Priority Trustee”), are party to an indenture governing the Senior Priority Notes, dated as of the June 26, 2014 (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Senior Priority Indenture”);
WHEREAS, the Borrower, the Guarantors, the Junior Priority Collateral Agent and BNY Mellon, as trustee (in such capacity and together with its successors and assigns, the “Junior Priority Trustee”), are party to an indenture governing the Junior Priority Notes, dated as of June 26, 2014 (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Junior Priority Indenture”);
WHEREAS, pursuant to Section 9.01(k) of the Senior Priority Indenture, Section 9.01(k) of the Junior Priority Indenture and Section 8.3 of the Agreement, the Borrower, the Revolving Credit Collateral Agent, the Senior Priority Fixed Asset Collateral Agent and the Junior Priority Collateral Agent are authorized to amend the Agreement to appropriately include the 2016 Secured Notes Purchase Agreement as a Senior Priority Document thereunder (including related conforming modifications) as set forth herein;

WHEREAS, the Borrower, the Senior Priority Fixed Asset Collateral Agent (acting at the direction of the Borrower and in reliance on an Officers’ Certificate and Opinion of Counsel delivered pursuant to the provisions of the Senior Priority Indenture), the Revolving Credit Collateral Agent and the Junior Priority Collateral Agent (acting at the direction of the Borrower and in reliance on an Officers’ Certificate and Opinion of Counsel delivered pursuant to the provisions of the Junior Priority Indenture) have agreed to such amendments and the 2016 Secured Notes Collateral Agent (acting pursuant to the provisions of the 2016 Secured Notes Purchase Agreement) has agreed to become a party to the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.Defined Terms; References. Unless otherwise specifically defined herein, each term used herein (including, without limitation, in the preamble and recitals hereto) which is defined in the Agreement has the meaning assigned to such term in Exhibit A hereto.
Section 2.Amendments to Agreement. The Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended pursuant to Section 9.01(k) of the Senior Priority Indenture, Section 9.01(k) of the Junior Priority Indenture and Section 8.3 of the Agreement, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form of the Agreement attached as Exhibit A hereto.

Section 3.Representations Correct. By its execution of this Amendment, each Grantor hereby certifies that:
(a)This Amendment has been duly authorized by all necessary corporate or other organizational action and has been duly executed and delivered by each Grantor and constitutes a legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(b)Neither the execution, delivery or performance by any Grantor of this Amendment (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Senior Priority Collateral Documents and Junior Priority Collateral Documents, as applicable) upon any of the property or assets of any Grantor or any of its respective Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Grantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of preceding clauses (i) and (ii), any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect (as defined in the Revolving Credit Agreement)) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Grantor or any of its respective Subsidiaries; and
(c)Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Amendment No. 1 Effective Date and which remain in full force and effect on the Amendment No. 1 Effective Date and (y) filings which are necessary to perfect the security interests created under the Senior Priority Collateral Documents and the Junior Priority Collateral Documents, as applicable), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Grantor to authorize, or is required to be obtained or made by, or on behalf of, any Grantor in connection with, the execution, delivery and performance of this Amendment.
Section 4.Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment No. 1 Effective Date”), subject to the satisfaction or waiver of the following condition:
(a)     Counterparts of this Amendment shall have been executed and delivered by the Senior Priority Collateral Agents and the Junior Priority Collateral Agent, and the Borrower and

the other Grantors party to the Agreement shall have executed and delivered an acknowledgment counterpart of this Amendment.

Section 5.Effect of the Amendment. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Agreement, as amended by this Amendment.
Section 6.Entire Agreement. This Amendment and the Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Section 7.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 8.6 OF THE AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.
Section 8.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 9.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
Section 10.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 11.Concerning the Senior Priority Collateral Agents and the Junior Priority Collateral Agent. The recitals contained herein shall be taken as the statements of the Grantors and none of the Senior Priority Collateral Agents or the Junior Priority Collateral Agent assumes any responsibility for their correctness. None of the Senior Priority Collateral Agents or the Junior Priority Collateral Agent makes any representations as to the validity or sufficiency of this Amendment.
Section 12.Incorporation. Sections 8.17, 8.18 and 8.19 of the Agreement are hereby incorporated by reference into this Amendment and shall apply hereto.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
2016 Secured Notes Collateral Agent

THE BANK OF NEW YORK MELLON,
as 2016 Secured Notes Collateral Agent
By:     /s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President
Senior Priority Fixed Asset Collateral Agent

THE BANK OF NEW YORK MELLON,
as Senior Priority Fixed Asset Collateral Agent
By:     /s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President
Junior Priority Collateral Agent

THE BANK OF NEW YORK MELLON,
as Junior Priority Collateral Agent
By:    /s/ Laurence J. O'Brien
    Name: Laurence J. O'Brien
    Title: Vice President

Signature Page to Amendment to Junior Notes Intecreditor Agreement

Revolving Credit Collateral Agent
BANK OF AMERICA, N.A.,
as Revolving Credit Collateral Agent
By:     /s/ Robert Q. Mahoney
Name: Robert Q. Mahoney
Title: Sr. Vice President

Signature Page to Amendment to Junior Notes Intecreditor Agreement

GRANTORS’ ACKNOWLEDGMENT AND AGREEMENT
The undersigned, being the Grantors referred to in the foregoing Amendment (and the Agreement amended thereby), hereby acknowledge receipt of a copy thereof, and agree to be bound by all of the terms and provisions thereof.

Dated the date of the foregoing Amendment:
CENVEO CORPORATION
CENVEO, INC.

By:     /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title:     Chief Financial Officer

Signature Page to Amendment to Junior Notes Intecreditor Agreement

CNMW INVESTMENTS, INC.
CENVEO SERVICES, LLC
DISCOUNT LABELS, LLC
CENVEO OMEMEE LLC
COLORHOUSE CHINA, INC.
RX JV HOLDING, INC.
CRX JV, LLC
CRX HOLDING, INC.
RX TECHNOLOGY CORP.
CADMUS PRINTING GROUP, INC.
CADMUS FINANCIAL DISTRIBUTION, INC.
GARAMOND/PRIDEMARK PRESS, INC.
CADMUS JOURNAL SERVICES, INC.
CADMUS DELAWARE, INC.
CADMUS UK, INC.
EXPERT GRAPHICS, INC.
CADMUS MARKETING GROUP, INC.
CADMUS MARKETING, INC.
CADMUS/O’KEEFE MARKETING, INC.
OLD TSI, INC.
PORT CITY PRESS, INC.
CADMUS INTERNATIONAL HOLDINGS, INC.
CDMS MANAGEMENT, LLC
MADISON/GRAHAM COLORGRAPHICS, INC.
VSUB HOLDING COMPANY

By:     /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title:     Chief Financial Officer

Signature Page to Amendment to Junior Notes Intecreditor Agreement

VAUGHAN PRINTERS INCORPORATED
MADISON/GRAHAM COLORGRAPHICS
INTERSTATE SERVICES, INC.
COMMERCIAL ENVELOPE
MANUFACTURING CO. INC.
CENVEO CEM, INC.
CENVEO CEM, LLC
LIGHTNING LABELS, LLC
NASHUA CORPORATION
NASHUA INTERNATIONAL, INC.
ENVELOPE PRODUCT GROUP, LLC
By:     /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title:     Chief Financial Officer

Signature Page to Amendment to Junior Notes Intecreditor Agreement

EXHIBIT A TO AMENDMENT NO. 1

MARKED VERSION REFLECTING CHANGES PURSUANT TO AMENDMENT NO. 1
ADDED TEXT SHOWN UNDERSCORED
DELETED TEXT SHOWN ~~STRIKETHROUGH~~

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of June 26, 2014 and entered into by and among Cenveo, Inc., a Colorado corporation (“Holdings”), Cenveo Corporation, a Delaware corporation (the “Borrower”), certain other subsidiaries of Holdings that become party hereto from time to time as Guarantors, Bank of America, N.A. (“Bank of America”), as administrative agent for the holders of the Revolving Credit Obligations (as defined below) (together with its permitted successors and assigns, the “Revolving Credit Collateral Agent”), The Bank of New York Mellon (“BNY Mellon”), as collateral agent for the holders of the 2016 Secured Notes Obligations (as defined below) (together with its permitted successors and assigns, the “2016 Secured Notes Collateral Agent”), BNY Mellon, as collateral agent for the holders of the Senior Priority Fixed Asset Obligations (as defined below) (together with its permitted successors and assigns, the “Senior Priority Fixed Asset Collateral Agent”~~)~~, and together with the Revolving Credit Collateral Agent and the 2016 Secured Notes Collateral Agent being referred to herein, collectively, as the “Senior Priority Collateral Agents”), and BNY Mellon, as collateral agent for the holders of the Junior Priority Obligations (as defined below) (together with its permitted successors and assigns, the “Junior Priority Collateral Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below or, if not otherwise defined, the Revolving Credit Agreement (as such term is defined below) or, if not otherwise defined in Section 1 below or in the Revolving Credit Agreement, the 2016 Secured Notes Purchase Agreement, the Senior Priority Indenture or the Junior Priority Indenture (as such terms are defined below), as the case may be.
RECITALS

The Borrower, Holdings, the lenders and agents party thereto and the Revolving Credit Collateral Agent have entered into that certain asset-based revolving credit agreement, dated as of April 16, 2013, providing a revolving credit and letter of credit facility to the Borrower (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Revolving Credit Agreement”);

The Borrower, the Guarantors, the 2016 Secured Notes Collateral Agent, BNY Mellon, as trustee, and the Noteholders (as defined therein) are party to an indenture and note purchase agreement governing the 2016 Secured Notes (as defined below), dated as of June 10, 2016 (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “2016 Secured Notes Purchase Agreement”); The 2016 Secured Notes Purchase Agreement has refinanced and replaced a portion of the Revolving Credit Agreement and, accordingly, constitutes an ABL Facility (as defined in both the Senior Priority Indenture (as defined below) and the Junior Priority Indenture (as defined below)) and Senior Priority Obligations (as defined in the Junior Priority Indenture);

The Borrower, the Guarantors, the Senior Priority Fixed Asset Collateral Agent and BNY Mellon, as trustee (in such capacity and together with its successors and assigns, the “Senior

Priority Trustee”), are party to an indenture governing ~~with~~ the Senior Priority Notes (as defined below), dated as of the date hereof (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Senior Priority Indenture”);

The Borrower, the Guarantors, the Junior Priority Collateral Agent and BNY Mellon, as trustee (in such capacity and together with its successors and assigns, the “Junior Priority Trustee”), are party to an indenture governing ~~with~~ the Junior Priority Notes (as defined below), dated as of the date hereof (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Junior Priority Indenture”);

Each of the ~~Revolving Credit Collateral Agent, the~~ Senior Priority ~~Fixed Asset Collateral Agent~~Collateral Agents and the Junior Priority Collateral Agent desires to agree to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.Definitions.

1.1.    Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“2016 Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 10, 2016, by and among the Revolving Credit Collateral Agent, the 2016 Secured Notes Collateral Agent and the Grantors, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“2016 Secured Notes” means the 4% Senior Secured Notes due 2021 issued by the Borrower pursuant to the 2016 Secured Notes Purchase Agreement in an initial aggregate principal amount of $50,000,000, including, for the avoidance of doubt, any Indebtedness incurred or issued by the Borrower that Refinances any of the foregoing.

“2016 Secured Notes Claimholders” means, at any relevant time, the holders of 2016 Secured Notes Obligations at that time, including the “Secured Parties” as defined in the 2016 Secured Notes Security Agreement.

“2016 Secured Notes Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, that is or is intended under the terms of the 2016 Secured Notes Collateral Documents to be subject to Liens in favor of the 2016 Secured Notes Collateral Agent for the benefit of the 2016 Secured Notes Claimholders.

“2016 Secured Notes Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“2016 Secured Notes Collateral Documents” means the 2016 Secured Notes Security Agreement, all other “Security Documents” as defined in the 2016 Secured Notes Purchase Agreement and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the 2016 Secured Notes Purchase Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“2016 Secured Notes Credit Parties” means the Borrower, Holdings, the other Guarantors and each other direct or indirect subsidiary or parent of Holdings or any of its Affiliates that is now or hereafter becomes a party to any 2016 Secured Notes Document.

“2016 Secured Notes Documents” means the 2016 Secured Notes Purchase Agreement, the 2016 Secured Notes, the 2016 Secured Notes Collateral Documents and those other ancillary agreements as to which the 2016 Secured Notes Collateral Agent or any other 2016 Secured Notes Claimholder is a party or a beneficiary (including any intercreditor or joinder agreements) and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any 2016 Secured Notes Credit Party or any of its respective subsidiaries or Affiliates, and delivered to the 2016 Secured Notes Collateral Agent or any 2016 Secured Notes Claimholder, in connection with any of the foregoing or any 2016 Secured Notes Document, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“2016 Secured Notes Obligations” means all “Note Obligations” (as such term is defined in the 2016 Secured Notes Purchase Agreement) and other obligations of every nature of each Grantor from time to time owed to any 2016 Secured Notes Claimholder under the 2016 Secured Notes Documents, whether for principal, interest, fees, expenses, indemnification or otherwise. “2016 Secured Notes Obligations” shall include all Post-Petition Interest with respect to the 2016 Secured Notes Documents.

“2016 Secured Notes Purchase Agreement” has the meaning given to such term in the recitals of this Agreement, including, for the avoidance of doubt, any Refinancing of the 2016 Secured Notes Purchase Agreement in effect on the Issue Date.

“2016 Secured Notes Security Agreement” means the Senior 4% Secured Notes Pledge and Security Agreement, dated as of June 10, 2016, among the Borrower, each of the other grantors from time to time party thereto and the 2016 Secured Notes Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“ABL Collateral” means the “ABL Collateral” (as defined in the ABL Intercreditor Agreement).

“ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of ~~the date hereof,~~June 26, 2014, by and among the Revolving Credit Collateral Agent, the 2016 Secured Notes Collateral Agent, the Senior Priority Fixed Asset Agent and the Grantors~~.~~, as amended by that certain Amendment No. 1 to the Intercreditor Agreement, dated as of June 10, 2016.

“Additional Pari Passu Junior Priority Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Junior Priority Obligations pursuant to any Additional Pari Passu Junior Priority Agreement, it being understood and agreed that no Additional Pari Passu Junior Priority Agent (if other than the Junior Priority Collateral Agent) shall hold directly any Lien on Collateral.

“Additional Pari Passu Junior Priority Agreement” means the indenture, credit agreement, note purchase agreement or other agreement under which any Additional Pari Passu Junior Priority Obligations are incurred.

“Additional Pari Passu Junior Priority Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is permitted by the terms of the Revolving Credit Agreement, the 2016 Secured Notes Purchase Agreement, the Senior Priority Indenture and the Junior Priority Indenture to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Junior Priority Notes Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Junior Priority Agent, for and on behalf of the holders of such Indebtedness, has executed a joinder agreement to the Junior Priority Security Agreement in the form attached thereto agreeing on behalf of itself and such holders to (i) be bound by the terms of this Agreement applicable to them, (ii) appoint the Junior Priority Collateral Agent to act as their collateral agent and representative hereunder and thereunder and (iii) be bound by the pari passu intercreditor provisions contained in the Junior Priority Collateral Documents entered into in connection with the Junior Priority Indenture (which provisions are binding on the Junior Priority Secured Parties only). “Additional Pari Passu Junior Priority Obligations” shall include all Post-Petition Interest with respect to any Additional Pari Passu Junior Priority Agreement.

“Additional Pari Passu Senior Priority Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Senior Priority Fixed Asset Obligations pursuant to any Additional Pari Passu Senior Priority Fixed Asset Agreement, it being understood and agreed that no Additional Pari Passu Senior Priority Agent (if other than the Senior Priority Fixed Asset Collateral Agent) shall hold directly any Lien on Collateral.

“Additional Pari Passu Senior Priority Fixed Asset Agreement” means the indenture, credit agreement, note purchase agreement or other agreement under which any Additional Pari Passu Senior Priority Fixed Asset Obligations are incurred.

“Additional Pari Passu Senior Priority Fixed Asset Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is permitted by the terms of the Revolving Credit Agreement, the 2016 Secured Notes Purchase Agreement, the Senior Priority Indenture and the Junior Priority Indenture to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Senior Priority Notes Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Senior Priority Agent, for and on behalf of the holders of such Indebtedness, has executed a joinder agreement to the Senior Priority Fixed Asset Security Agreement in the form attached thereto agreeing on behalf of itself and such holders to (i) be bound by the terms of this Agreement applicable to them, (ii) appoint the Senior Priority Fixed Asset Collateral Agent to act as their collateral agent and representative hereunder and thereunder and (iii) be bound by the pari passu intercreditor provisions contained in the Senior Priority Fixed Asset Collateral Documents entered into in connection with the Senior Priority Indenture (which provisions are binding on the Senior Priority Fixed Asset Secured Parties only). “Additional Pari Passu Senior Priority Fixed Asset Obligations” shall include all Post-Petition Interest with respect to any Additional Pari Passu Senior Priority Fixed Asset Agreement.

“Affiliate” means, as applied to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the Person specified. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” means this Intercreditor Agreement, as amended by Amendment No. 1 to the Intercreditor Agreement, dated as of June 10, 2016, and as may be further amended, restated, renewed, extended, supplemented or otherwise modified from time to time.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means each of the Bankruptcy Code, any similar federal, state, provincial, territorial or foreign laws, rules or regulations for the relief of debtors or any reorganization, insolvency, moratorium or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally.

“BNY Mellon” has the meaning assigned to that term in the Preamble of this Agreement.

“Borrower” has the meaning given to such term in the Preamble of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Revolving Credit Collateral Agent’s office is located, the state where the 2016 Secured Notes Collateral Agent’s principal corporate trust office is located, the state where the Senior Priority Fixed Asset Collateral Agent’s principal corporate trust office is located, the state where the Junior Priority Collateral Agent’s principal corporate trust office is located, Stamford, Connecticut or New York, New York.

“Canadian Grantor” means the Grantors that are organized under the law of Canada or any province or territory thereof.

“Claimholders” means, collectively, the Revolving Credit Claimholders, the 2016 Secured Notes Claimholders, the Senior Priority Fixed Asset Claimholders and the Junior Priority Claimholders.

“Collateral” means all of the assets and property now owned or at any time hereafter acquired by any Grantor, whether real, personal or mixed, constituting Revolving Credit Collateral, 2016 Secured Notes Collateral, Junior Priority Collateral and/or Senior Priority Fixed Asset Collateral.

“Collateral Agents” means, collectively, (i) the Revolving Credit Collateral Agent, (ii) the 2016 Secured Notes Collateral Agent, (iii) the Senior Priority Fixed Asset Collateral Agent and (~~iii~~iv) the Junior Priority Collateral Agent.

“Collateral Enforcement Action” means, collectively or individually for one or more of the Collateral Agents, when a Senior Priority Default or a Junior Priority Default, as the case may be, has occurred and is continuing, whether or not in consultation with any other Collateral Agent, any action by any Collateral Agent to repossess or join any Person in repossessing, or exercise or join any Person in exercising, or institute or maintain or participate in any action or proceeding with respect to, any remedies with respect to any Collateral or commence the judicial enforcement of any of the rights and remedies under the Credit Documents or under any applicable law, but in all cases (i) including, without limitation, (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Credit Document or otherwise, (b) exercising any right of set-off with respect to any Credit Party or (c) exercising any remedy under any Deposit Account Control Agreement (as defined in the Revolving Credit Agreement), Dominion Account (as defined in the Revolving Credit Agreement), Landlord Lien Waiver and Access Agreement (as defined in the Revolving Credit Agreement) or similar agreement or arrangement and (ii) excluding the imposition of a default rate or late fee.

“Contingent Obligations” means at any time, any indemnification or other similar contingent obligations which are not then due and owing at the time of determination.

“Credit Documents” means, collectively, the Senior Priority Documents and the Junior Priority Documents.

“Credit Party” means each Revolving Credit Party, each 2016 Secured Notes Credit Party, each Senior Priority Fixed Asset Credit Party and each Junior Priority Credit Party.

“Deposit Account” as defined in the UCC (or, with respect to any Canadian Grantor, the meaning given to the term “account” in the PPSA).

“Designated Senior Priority Collateral Agent” means (a) with respect to any Collateral constituting Fixed Asset Priority Collateral, (i) until the Discharge of Senior Priority Fixed Asset Obligations, the Senior Priority Fixed Asset Collateral Agent, (ii) from and after the Discharge of Senior Priority Fixed Asset Obligations, the Revolving Credit Collateral Agent and (iii) from and after the Discharge of Senior Priority Fixed Asset Obligations and the Discharge of Revolving Credit Obligations, the 2016 Secured Notes Collateral Agent and (b) with respect to any Collateral constituting ABL Collateral, ~~the Revolving Credit~~(i) until the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent, (ii) from and after the Discharge of Revolving Credit Obligations, the 2016 Secured Notes Collateral Agent and (iii) from and after the Discharge of Revolving Credit Obligations and the Discharge of 2016 Secured Notes Obligations, the Senior Priority Fixed Asset Collateral Agent.

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of ~~Revolving Credit~~2016 Secured Notes Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)     payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the 2016 Secured Notes Documents and constituting 2016 Secured Notes Obligations;

(b)     payment in full in cash of all other 2016 Secured Notes Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c)    termination or expiration of all commitments, if any, to extend credit that would constitute 2016 Secured Notes Obligations.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)    payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the Revolving Credit Documents and constituting Revolving Credit Obligations;

(b)    payment in full in cash of all other Revolving Credit Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations; and

(d)    termination of all letters of credit issued under the Revolving Credit Documents and constituting Revolving Credit Obligations or providing cash collateral or backstop letters of credit reasonably acceptable to the Revolving Credit Collateral Agent in an amount equal to 103% of the applicable outstanding reimbursement obligation (in a manner reasonably satisfactory to the Revolving Credit Collateral Agent).

“Discharge of Senior Priority Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)     (i) payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the Senior Priority Fixed Asset Documents and constituting Senior Priority Fixed Asset Obligations;

(ii) payment in full in cash of all other Senior Priority Fixed Asset Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(iii) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Priority Fixed Asset Obligations; or

(b)    solely in the case of Senior Priority Note Obligations or, to the extent applicable, any series of Additional Pari Passu Senior Priority Fixed Asset Obligations, satisfaction and discharge of the Senior Priority Indenture or the Additional Pari Passu Senior Priority Fixed Asset Agreement with respect to such series of Additional Pari Passu Senior Priority Fixed Asset Obligations, respectively, in accordance with terms of the Senior Priority Indenture or such Additional Pari Passu Senior Priority Fixed Asset Obligations Agreement, respectively.

“Discharge of Senior Priority Obligations” means the occurrence of ~~both~~each of the Discharge of Senior Priority Fixed Asset Obligations ~~and~~, the Discharge of Revolving Credit Obligations and the Discharge of 2016 Secured Notes Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Grantors” means the Borrower, Holdings, each other Guarantor and each other Person that has or may from time to time hereafter execute and deliver a 2016 Secured Notes Collateral Document, a Senior Priority Fixed Asset Collateral Document, a Junior Priority Collateral Document or a Revolving Credit Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Guarantor” means, collectively, each “Guarantor” as defined in the 2016 Secured Notes Purchase Agreement, the Senior Priority Indenture, the Junior Priority Indenture and the Revolving Credit Agreement.

“Holdings” has the meaning set forth in the Preamble to this Agreement.

“Indebtedness” means “Indebtedness” within the meaning of the 2016 Secured Notes Purchase Agreement, Senior Priority Indenture, Junior Priority Indenture or the Revolving Credit Agreement, as applicable.
“Insolvency or Liquidation Proceeding” means:
(a)    any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;
(b)    any other voluntary or involuntary insolvency, reorganization, winding-up or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets (other than any merger, amalgamation, arrangement, consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to of the terms of each of the Revolving Credit Agreement, the 2016 Secured Notes Purchase Agreement, the Senior Priority Indenture and the Junior Priority Indenture);
(c)    any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any merger, amalgamation, arrangement, consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of each of the Revolving Credit Agreement, the 2016 Secured Notes Purchase Agreement, the Senior Priority Indenture and the Junior Priority Indenture);
(d)    any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of any Grantor;
(e)    any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, interim receive, monitor, trustee or other similar proceeding with respect to any Grantor or any property or Indebtedness of any Grantor; or

(f)    any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.
“Junior Priority Claimholders” means, at any relevant time, the holders of Junior Priority Obligations at that time, including the Junior Priority Collateral Agent.
“Junior Priority Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, that is or is intended under the terms of the Junior Priority Collateral Documents to be subject to Liens in favor of the Junior Priority Collateral Agent for the benefit of the Junior Priority Secured Parties.
“Junior Priority Collateral Agent” has the meaning set forth in the Preamble to this Agreement and shall include any successor thereto as well as any Person designated as the “Junior Priority Collateral Agent,” “Notes Collateral Agent” or “Collateral Agent” under the Junior Priority Indenture or any Additional Pari Passu Junior Priority Agreement.
“Junior Priority Collateral Documents” means the Junior Priority Security Agreement, the Junior Priority Mortgages, all other “Security Documents” as defined in the Junior Priority Indenture and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the Junior Priority Indenture or any Additional Pari Passu Junior Priority Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Junior Priority Credit Parties” means the Borrower, Holdings, the other Guarantors and each other direct or indirect subsidiary or parent of Holdings or any of its Affiliates that is now or hereafter becomes a party to any Junior Priority Document.

“Junior Priority Default” means an “Event of Default” or equivalent term (as defined in any of the Junior Priority Documents).

“Junior Priority Documents” means the Junior Priority Indenture, the Junior Priority Notes, each Additional Pari Passu Junior Priority Agreement, the Junior Priority Collateral Documents and those other ancillary agreements as to which the Junior Priority Collateral Agent or any other Junior Priority Secured Party is a party or a beneficiary (including any intercreditor or joinder agreements) and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Junior Priority Credit Party or any of its respective subsidiaries or Affiliates, and delivered to the Junior Priority Collateral Agent, the Junior Priority Trustee or any Additional Pari Passu Junior Priority Agent, in connection with any of the foregoing or any Junior Priority Document, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Junior Priority Indenture” has the meaning given to such term in the recitals of this Agreement including, for the avoidance of doubt, any Refinancing of the Junior Priority Indenture in effect on the Issue Date.

“Junior Priority Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Junior Priority Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Junior Priority Notes” means (a) the initial $250,000,000 in aggregate principal amount of 8.500% Junior Priority Secured Notes due 2022 issued by the Borrower pursuant to the Junior Priority Indenture and (b) any additional notes issued under the Junior Priority Indenture by the Borrower, to the extent permitted by the Junior Priority Indenture , the Senior Priority Indenture, the 2016 Secured Notes Purchase Agreement and the Revolving Credit Agreement, in each case, including, for the avoidance of doubt, any Indebtedness incurred or issued by the Borrower that Refinances any of the foregoing.

“Junior Priority Notes Holders” means the “Holders” as defined in the Junior Priority Indenture and any holders of Additional Pari Passu Junior Priority Obligations.

“Junior Priority Notes Obligations” means all “Obligations” (as such term is defined in the Junior Priority Indenture) of the Issuer and the Guarantors in respect of the Junior Priority Notes, the Guarantees (as such term is defined in the Junior Priority Indenture), the Junior Priority Indenture and the Security Documents (as such term is defined in the Junior Priority Indenture). “Junior Priority Notes Obligations” shall include all Post-Petition Interest with respect to the Junior Priority Indenture, the Junior Priority Notes or the Guarantees (as such term is defined in the Junior Priority Indenture).

“Junior Priority Obligations” means the Junior Priority Notes Obligations and the Additional Pari Passu Junior Priority Obligations. “Junior Priority Obligations” shall include all Post-Petition Interest with respect to Junior Priority Documents.
“Junior Priority Secured Parties” means the Secured Parties (as defined in the Junior Priority Security Agreement).

“Junior Priority Security Agreement” means the Junior Notes Pledge and Security Agreement, dated as of the date hereof, among the Borrower, each of the other grantors from time to time party thereto and the Junior Priority Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Junior Priority Trustee” has the meaning assigned to that term in the Preamble of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Obligations” means the Senior Priority Obligations and the Junior Priority Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Junior Priority Documents or the Senior Priority Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under applicable the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created under any of the Credit Documents on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (of Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement, including, for the avoidance of doubt, any Refinancing of the Revolving Credit Agreement in effect on the date hereof.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the “Secured Parties” as defined in the Revolving Security Agreement.

“Revolving Credit Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Credit Obligations.

“Revolving Credit Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Revolving Credit Collateral Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Documents” means the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement), any Secured Bank Product Obligation (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Obligations” means all “Obligations” (as defined in the Revolving Credit Agreement) and other obligations of every nature of each Grantor from time to time owed to any Revolving Credit Claimholder or any other respective Affiliates under the Revolving Credit Documents, whether for principal, interest, reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise. “Revolving Credit Obligations” shall include all Post-Petition Interest with respect to Revolving Credit Documents.

“Revolving Credit Party” means each “Loan Party” as defined in the Revolving Credit Agreement.

“Revolving Security Agreement” means the Pledge and Security Agreement, dated as of April 16, 2013, among the Borrower, each of the other grantors from time to time party thereto and Bank of America, N.A., as collateral agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Securities Account” as defined in the UCC.

“Senior Priority Claimholders” means, collectively, the Revolving Credit Claimholders, the 2016 Secured Notes Claimholders and the Senior Priority Fixed Asset Claimholders.

“Senior Priority Collateral Agents” ~~means the Revolving Credit Agent and the Senior Priority Fixed Asset Collateral Agent~~has the meaning assigned to that term in the Preamble of this Agreement.
“Senior Priority Collateral Documents” means, collectively, the Revolving Credit Collateral Documents, the 2016 Secured Notes Collateral Documents and the Senior Priority Fixed Asset Collateral Documents.

“Senior Priority Documents” means, collectively, the Revolving Credit Documents, the 2016 Secured Notes Documents and the Senior Priority Fixed Asset Documents.

“Senior Priority Default” means an “Event of Default” or equivalent term (as defined in any of the Senior Priority Documents).

“Senior Priority Fixed Asset Claimholders” means, at any relevant time, the holders of Senior Priority Fixed Asset Obligations at that time, including the Senior Priority Collateral ~~Agent~~Agents.

“Senior Priority Fixed Asset Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, that is or is intended under the terms of the Senior Priority Fixed Asset Collateral Documents to be subject to Liens in favor of the Senior Priority Fixed Asset Collateral Agent for the benefit of the Senior Priority Fixed Asset Secured Parties.

“Senior Priority Fixed Asset Collateral Agent” has the meaning set forth in the Preamble to this Agreement and shall include any successor thereto as well as any Person designated as the “Senior Priority Collateral Agent,” “Notes Collateral Agent” or “Collateral Agent” under the Senior Priority Indenture or any Additional Pari Passu Senior Priority Fixed Asset Agreement.

“Senior Priority Fixed Asset Collateral Documents” means the Senior Priority Fixed Asset Security Agreement, the Senior Priority Fixed Asset Mortgages, all other “Security Documents” as defined in the Senior Priority Indenture and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the Senior Priority Indenture or any Additional Pari Passu Senior Priority Fixed Asset Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Senior Priority Fixed Asset Credit Parties” means the Borrower, Holdings, the other Guarantors and each other direct or indirect subsidiary or parent of Holdings or any of its Affiliates that is now or hereafter becomes a party to any Senior Priority Fixed Asset Document.

“Senior Priority Fixed Asset Documents” means the Senior Priority Indenture, the Senior Priority Notes, each Additional Pari Passu Senior Priority Fixed Asset Agreement, the Senior Priority Fixed Asset Collateral Documents and those other ancillary agreements as to which the Senior Priority Fixed Asset Collateral Agent or any other Senior Priority Fixed Asset Secured Party is a party or a beneficiary (including any intercreditor or joinder agreements) and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Senior Priority Fixed Asset Credit Party or any of its respective subsidiaries or Affiliates, and delivered to the Senior Priority Fixed Asset Collateral Agent, the Senior Priority Trustee or any Additional Pari Passu Senior Priority Fixed Asset Agent, in connection with any of the foregoing or any Senior Priority Fixed Asset Document, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Senior Priority Fixed Asset Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Senior Priority Fixed Asset Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Senior Priority Fixed Asset Obligations” means the Senior Priority Notes Obligations and the Additional Pari Passu Senior Priority Fixed Asset Obligations. “Senior Priority Fixed Asset Obligations” shall include all Post-Petition Interest with respect to Senior Priority Fixed Asset Documents.

“Senior Priority Fixed Asset Secured Parties” means the Secured Parties (as defined in the Senior Priority Fixed Asset Security Agreement).

“Senior Priority Fixed Asset Security Agreement” means the Senior Notes Pledge and Security Agreement, dated as of the date hereof, among the Issuer, each of the other grantors from time to time party thereto and the Senior Priority Fixed Asset Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Senior Priority Indenture” has the meaning given to such term in the recitals of this Agreement including, for the avoidance of doubt, any Refinancing of the Senior Priority Indenture in effect on the Issue Date.

“Senior Priority Notes” means (a) the initial $540,000,000 in aggregate principal amount of 6.000% Senior Priority Secured Notes due 2019 issued by the Borrower pursuant to the Senior Priority Indenture and (b) any additional notes issued under the Senior Priority Indenture by the Borrower, to the extent permitted by the Senior Priority Indenture, the Junior Priority Indenture, the 2016 Secured Notes Purchase Agreement and the Revolving Credit Agreement, in each case, including, for the avoidance of doubt, any Indebtedness incurred or issued by the Borrower that Refinances any of the foregoing.

“Senior Priority Notes Holders” means the “Holders” as defined in the Senior Priority Indenture and any holders of Additional Pari Passu Senior Priority Fixed Asset Obligations.

“Senior Priority Notes Obligations” means all “Obligations” (as such term is defined in the Senior Priority Indenture) of the Borrower and the Guarantors in respect of the Senior Priority Notes, the Guarantees (as such term is defined in the Senior Priority Indenture), the Senior Priority Indenture and the Security Documents (as such term is defined in the Senior Priority Indenture). “Senior Priority Notes Obligations” shall include all Post-Petition Interest with respect to the Senior Priority Indenture, the Senior Priority Notes or the Guarantees (as such term is defined in the Junior Priority Indenture).

“Senior Priority Obligations” means the Revolving Credit Obligations, the 2016 Secured Notes Obligations and the Senior Priority Fixed Asset Obligations.

“Senior Priority Trustee” has the meaning assigned to that term in the recitals of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of any Collateral Agent’s or any secured party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2.    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
(a)any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended in accordance with the terms of this Agreement (including in connection with any Refinancing);
(b)any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
(c)the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)all references herein to Sections shall be construed to refer to Sections of this Agreement;
(e)all references to terms defined in the UCC or the PPSA, as applicable, shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and
(f)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 2.    Lien Priorities.
2.1.    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Senior Priority Obligations granted on the Collateral or of any Liens securing the Junior Priority Obligations granted on the Collateral and notwithstanding any provision of any UCC, the PPSA or any other applicable law or the Senior Priority Documents or the Junior Priority Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Senior Priority Obligations or Junior Priority Obligations or any other circumstance whatsoever, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, the 2016 Secured Notes Collateral Agent, on behalf of itself and the 2016 Secured Notes Claimholders, the Senior Priority Fixed Asset Collateral Agent, on behalf of itself and the Senior Priority Fixed Asset Claimholders and the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, hereby each agrees that:

(a)any Lien of any Senior Priority Collateral Agent on the Collateral securing any Senior Priority Obligations, whether now or hereafter held by or on behalf of any Senior Priority Collateral Agent or any Senior Priority Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Collateral securing any Junior Priority Obligations; and

(b)any Lien of the Junior Priority Collateral Agent on the Collateral securing any Junior Priority Obligations, whether now or hereafter held by or on behalf of the Junior Priority Collateral Agent, any Junior Priority Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Priority Obligations. All Liens on the Collateral securing any Senior Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Priority Obligations for all purposes, whether or not such Liens securing any Senior Priority Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

2.2.    Prohibition on Contesting Liens. The Junior Priority Collateral Agent, for itself and on behalf of each Junior Priority Claimholder, and each Senior Priority Collateral Agent, for itself and on behalf of each Senior Priority Claimholder for which it is acting hereunder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Senior Priority Claimholders or any of the Junior Priority Claimholders in the Collateral, respectively, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Junior Priority Claimholder or Senior Priority Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1 and 3.1.

2.3.    No New Liens.

(a)    Until the Discharge of Senior Priority Obligations shall have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the parties hereto acknowledge and agree that it is their intention that there shall be no Liens on any asset or property to secure any Junior Priority Obligation unless a Lien on such asset or property also secures the Senior Priority Obligations. If the Junior Priority Collateral Agent or any Junior Priority Claimholder shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Obligations that are not also subject to the senior-priority Liens securing Senior Priority Obligations under the Senior Priority Collateral Documents, such Junior Priority Collateral Agent if a responsible officer of the Junior Priority Collateral Agent has actual knowledge thereof or Junior Priority Claimholder (i) shall notify each Senior Priority Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Priority Collateral Agents as security for the Senior Priority Obligations, shall, at the expense of such Grantor, assign such Lien to the Senior Priority Collateral Agents as security for the Senior Priority Obligations (but shall retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Priority Collateral Agents, shall be deemed to hold and have held such Lien for the benefit of the Senior Priority Collateral Agents as security for the Senior Priority Obligations. The Junior Priority Collateral Agent shall have no liability in connection with ~~the~~this Section 2.3(a) except as a result of its gross negligence or ~~wilful~~willful misconduct.
(b)    To the extent any additional Liens are granted on any asset or property as described above, the priority of such additional Liens shall be determined in accordance with Section 2.1.

In addition, to the extent that Liens are granted on any asset or property to secure any Junior Priority Obligation and a corresponding Lien is not granted to secure any of the Senior Priority Obligations, without limiting any other rights and remedies available hereunder, the Junior Priority Collateral Agent, on behalf of the Junior Priority Claimholders agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

(c)    Notwithstanding anything to the contrary in clauses (a) and (b) above, this Section 2.3 shall not be violated with respect to any Revolving Credit Obligations if for any reason the Revolving Credit Collateral Agent expressly declines to accept a Mortgage, or releases a Mortgage, on the Mortgaged Property owned by Envelope Product Group, LLC and located at Route 866, Williamsburg, PA 16693.
2.4.    Similar Liens and Agreements. The parties hereto agree that it is their intention that the Revolving Credit Collateral, the 2016 Secured Notes Collateral, the Senior Priority Fixed Asset Collateral and the Junior Priority Collateral be identical~~.~~; provided that this provision will not be violated with respect to any Revolving Credit Obligations if for any reason the Revolving Credit Collateral Agent expressly declines to accept a Mortgage, or releases a Mortgage, on the Mortgaged Property owned by Envelope Product Group, LLC and located at Route 866, Williamsburg, PA 16693. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)upon request by ~~the Revolving Credit Collateral Agent, the~~any Senior Priority ~~Fixed Asset~~ Collateral Agent or the Junior Priority Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral, the 2016 Secured Notes Collateral, the Senior Priority Fixed Asset Collateral and the Junior Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Documents, the 2016 Secured Notes Documents, the Senior Priority Fixed Asset Documents, and the Junior Priority Documents; and
(b)that the Revolving Credit Collateral Documents, taken as a whole, the 2016 Secured Notes Collateral Documents, taken as a whole, the Senior Priority Fixed Asset Collateral Documents, taken as a whole and the Junior Priority Collateral Documents, taken as a whole, shall be in all material respects the same forms of documents other than with respect to differences to reflect the nature of the financial arrangements and the relative lien priorities securing the Obligations thereunder.

SECTION 3.    Enforcement.

3.1.    Exercise of Remedies – Restrictions on Junior Priority Collateral Agent.

(a)    Until the Discharge of Senior Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Junior Priority Collateral Agent and the Junior Priority Claimholders:

(1)    will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement or any control agreement with respect to Deposit Accounts or Securities Accounts) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);

(22)    will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by any Senior Priority Collateral Agent or any Senior Priority Claimholder or any other exercise by ~~the~~any Senior Priority Collateral Agent or any Senior Priority Claimholder of any rights and remedies relating to the Collateral, whether under the Senior Priority Documents or otherwise; and

(3)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by any Senior Priority Collateral Agent or any of the Senior Priority Claimholders from bringing or pursuing any Collateral Enforcement Action;

provided, however, that, in the case of clauses (1), (2) and (3) above, the Liens granted to secure the Junior Priority Obligations of the Junior Priority Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Section 2.

(b)    Until the Discharge of Senior Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that each Senior Priority Collateral Agent and the Senior Priority Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Collateral by the respective Grantors after a Senior Priority Default) make determinations regarding the release, disposition, or restrictions with respect to the Collateral (including, without limitation, exercising remedies under Deposit Account Control Agreements and Dominion Accounts) without any consultation with or the consent of the Junior Priority Collateral Agent or any Junior Priority Claimholder; provided, however, that the Lien securing the Junior Priority Obligations shall remain on the Proceeds (other than those properly applied to the Senior Priority Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that each Senior Priority Collateral Agent and the Senior Priority Claimholders may enforce the provisions of the Senior Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or the PPSA and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

(c)    Notwithstanding the foregoing, the Junior Priority Collateral Agent and any Junior Priority Claimholder may:

(1)    file a claim, proof of claim or statement of interest with respect to the Junior Priority Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2)    take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the Collateral, or the rights of ~~the~~any Senior Priority Collateral ~~Agents~~Agent or the Senior Priority Claimholders to exercise remedies in respect thereof;

(3)    file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Priority Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement; and

(5)    vote on any plan of reorganization or similar dispositive proposed plan or arrangement, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Priority Obligations and the Collateral.

The Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees that it will not take or receive any Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Priority Obligations has occurred, except as expressly provided in Section 3.1(a) and this Section 3.1(c), the sole right of the Junior Priority Collateral Agent and the Junior Priority Claimholders with respect to the Collateral is to hold a Lien on such Collateral pursuant to the Junior Priority Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Priority Obligations has occurred.
(d)    Subject to Sections 3.1(a) and (c):

(1)    the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that it will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the Senior Priority Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)    the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, hereby waives any and all rights it or the Junior Priority Claimholders may have as a junior lien creditor with respect to the Collateral or otherwise to object to the manner in which ~~the~~any Senior Priority Collateral ~~Agents~~Agent or the Senior Priority Claimholders seek to enforce or collect the Senior Priority Obligations or the Liens on the Collateral securing the Senior Priority Obligations granted in any of the Senior Priority Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of ~~the~~any Senior Priority Collateral ~~Agents~~Agent or Senior Priority Claimholders is adverse to the interest of the Junior Priority Claimholders; and

(3)    the Junior Priority Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Junior Priority Collateral Documents or any other Junior Priority Document shall be deemed to restrict in any way the rights and remedies of the Senior Priority Collateral Agents or the Senior Priority Claimholders with respect to the Collateral as set forth in this Agreement and the Senior Priority Documents.

(e)    Except as otherwise specifically set forth in this Agreement, the Junior Priority Collateral Agent and the Junior Priority Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Collateral, in each case, in accordance with the terms of the Junior Priority Documents and applicable law; provided, however, that in the event that any Junior Priority Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Priority Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Priority Obligations) as the other Liens securing the Junior Priority Obligations are subject to this Agreement.

(f)    Nothing in this Agreement shall prohibit the receipt by the Junior Priority Collateral Agent or any Junior Priority Claimholders of payments of interest, principal and other amounts owed in respect of the applicable Junior Priority Obligations so long as such receipt is not the direct or indirect result of the exercise by the Junior Priority Collateral Agent or any Junior Priority Claimholders
of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Priority Collateral Agents or the Senior Priority Claimholders may have against the Grantors under the Senior Priority Documents.

SECTION 4.    Payments.

4.1.    Application of Proceeds. Subject to the ABL Intercreditor Agreement, so long as the Discharge of Senior Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by ~~a~~any Senior Priority Collateral Agent or any Senior Priority Claimholder, shall be applied by such Senior Priority Collateral Agent to the Senior Priority Obligations in such order as specified in the relevant Senior Priority Documents. Upon the Discharge of Senior Priority Obligations, each Senior Priority Collateral Agent shall deliver to the Junior Priority Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Junior Priority Collateral Agent to the Junior Priority Obligations in such order as specified in the relevant Junior Priority Documents.

4.2.    Payments Over in Violation of Agreement. So long as the Discharge of Senior Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3(b)) received by the Junior Priority Collateral Agent or any Junior Priority Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Designated Senior Priority Collateral Agent for the benefit of the Senior Priority Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Senior Priority Collateral Agent is hereby authorized by the Junior Priority Collateral Agent to make any such endorsements as agent for the Junior Priority Collateral Agent or any Junior Priority Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Priority Obligations.
4.3.    Application of Payments. Subject to the ABL Intercreditor Agreement and the other terms of this Agreement, all payments received by (a) ~~the~~any Senior Priority Collateral ~~Agents~~Agent or the Senior Priority Claimholders may be applied, reversed and reapplied, in whole or in part, to the Senior Priority Obligations to the extent provided for in the Senior Priority Documents and (b) the Junior Priority Collateral Agent or the Junior Priority Claimholders may be applied, reversed and reapplied, in whole or in part, to the Junior Priority Obligations.

SECTION 5.    Other Agreements.

5.1.    Releases.

(a)    If in connection with the exercise of any Senior Priority Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.1, such Senior Priority Collateral Agent, for itself or on behalf of any of the applicable Senior Priority Claimholders, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Junior Priority Collateral Agent, for itself or for the benefit of the Junior Priority Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Junior Priority Collateral Agent, for itself or on behalf of the Junior Priority Claimholders, promptly shall execute and deliver to the Senior Priority Collateral Agents or such Grantor such termination statements, financing change statements, releases and other documents as the Senior Priority Collateral Agents or such Grantor may reasonably request to effectively confirm such release.

(b)    If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of the Senior Priority Documents (other than in connection with the exercise of the respective Senior Priority Collateral Agent’s rights and remedies in respect of the Collateral as provided for in Section 3.1), each Senior Priority Collateral Agent, for itself or on behalf of any of the relevant Senior Priority Claimholders, releases any of its Liens on any part of the Collateral, in each case other than (A) in connection with the Discharge of Senior Priority Obligations or (B) after the occurrence and during the continuance of a Junior Priority Default, then the Liens, if any, of the Junior Priority Collateral Agent, for itself or for the benefit of the Junior Priority Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. The Junior Priority Collateral Agent, each for itself and on behalf of any Junior Priority Claimholders, as the case may be, promptly shall execute and deliver to each Senior Priority Collateral Agent or such Grantor such termination statements, financing change statements, releases and other documents as the Senior Priority Collateral Agents or such Grantor may reasonably request to effectively confirm such release.

(c)    Until the Discharge of Senior Priority Obligations shall occur, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, hereby irrevocably constitutes and appoints each Senior Priority Collateral Agent and any officer or agent of each Senior Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Priority Collateral Agent or such holder or in the Junior Priority Collateral Agent’s own name, from time to time in ~~the~~such Senior Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. The Junior Priority Collateral Agent shall have no liability with respect to any action taken by any other Collateral Agent or any officer or agent of the other Collateral Agent pursuant to such appointment.

(d)    Until the Discharge of Senior Priority Obligations shall occur, to the extent that each Senior Priority Collateral Agent or the Senior Priority Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then the Junior

Priority Collateral Agent, for itself and for the Junior Priority Claimholders shall be granted a Lien on any such Collateral, subject to the lien priority provisions of this Agreement.

5.2.    Insurance.

(a)    Unless and until the Discharge of Senior Priority Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Senior Priority Documents, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders agrees, that (i) in accordance with the terms of the applicable Senior Priority Documents (including the ABL Intercreditor Agreement), the Senior Priority Collateral Agents shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the applicable Senior Priority Documents (including the ABL Intercreditor Agreement), all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Senior Priority Documents shall be paid to the Senior Priority Collateral Agents for the benefit of the Senior Priority Claimholders pursuant to the terms of the Senior Priority Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Senior Priority Obligations are outstanding, and subject to the rights of the Grantors under the Junior Priority Documents, to the Junior Priority Collateral Agent for the benefit of the Junior Priority Claimholders to the extent required under the Junior Priority Collateral Documents and then, to the extent no Junior Priority Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Junior Priority Collateral Agent or Junior Priority Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Designated Senior Priority Collateral Agent in accordance with the terms of Section 4.2.

5.3.    Amendments to Junior Priority Documents; Refinancing.

(a)    The Junior Priority Documents may be amended, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms, and the Junior Priority Indenture and each Additional Pari Passu Junior Priority Agreement may be Refinanced, in each case, without notice to, or the consent of, any Senior Priority Collateral Agent or the Senior Priority Claimholders, all without affecting the lien priorities or other provisions of this Agreement; provided, however, that any such Refinancing shall comply with Section 5.5 and any such amendment, amendment and restatement, replacement, supplement or modification shall not contravene any provision of this Agreement.

(b)    The Borrower, Holdings, each other Grantor and the Junior Priority Collateral Agent (for itself and on behalf of the Junior Priority Claimholders) each agree that each Junior Priority Collateral Document shall include the following language (or language to similar effect approved by the Senior Priority Collateral Agents):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the ~~[~~Junior Priority Collateral Agent~~]~~ pursuant to this Agreement and the exercise of certain rights and remedies by the ~~[~~Junior Priority Collateral Agent~~]~~ hereunder are subordinated and subject to the provisions of that certain Intercreditor Agreement, dated as of June 26, 2014 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the ‘Intercreditor Agreement’), among Cenveo Corporation, Cenveo, Inc., the other Guarantors from time to time party thereto,

Bank of America, N.A., in its capacity as the administrative agent, pursuant to or in connection with the asset-based credit agreement dated as of April 16, 2013, The Bank of New York Mellon in its capacity as the collateral agent pursuant to the indenture dated as of June 26, 2014, in respect of Cenveo Corporation’s 6.000% Senior Priority Notes due ~~2019 and~~2019, The Bank of New York Mellon in its capacity as the collateral agent pursuant to the indenture dated as of June 26, 2014, in respect of Cenveo Corporation’s 8.500% Junior Priority Notes due 2022 ~~thereunder.~~and The Bank of New York Mellon in its capacity as the collateral agent pursuant to the note purchase agreement dated as of June 10, 2016, in respect of Cenveo Corporation’s 4.0% Senior Secured Notes due 2021. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c)    On or after any Refinancing, and the receipt of notice thereof, which notice shall include the identity of ~~an~~any new or replacement Collateral Agent or other agent serving the same or similar function, each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such new or replacement Collateral Agent may reasonably request in order to provide to such new or replacement Collateral Agent the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

5.4.    Bailees for Perfection.

(a)    Each Senior Priority Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or the PPSA (such Collateral being the “Pledged Collateral”) as collateral agent for the Junior Priority Claimholders and as bailee for the Junior Priority Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Junior Priority Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b)    No Senior Priority Collateral Agent shall have any obligation whatsoever to the Junior Priority Collateral Agent or to any Junior Priority Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Senior Priority Collateral Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon the Discharge of Senior Priority Obligations as provided in paragraph (d) below.

(c)    No Senior Priority Collateral Agent shall have by reason of the Junior Priority Collateral Documents, this Agreement, or any other document, a fiduciary relationship in respect of the Junior Priority Collateral Agent or any Junior Priority Claimholder.

(d)    Upon the Discharge of Senior Priority Obligations, each Senior Priority Collateral Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements and without recourse or warranty, first, to the Junior Priority Collateral Agent, to the extent the Junior Priority Obligations (other than Contingent Obligations) remain outstanding, and second, to the applicable Grantor to the extent no Junior Priority Obligations, as the case may be, remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Senior Priority Collateral Agent further agrees, to the extent that any

Junior Priority Obligations (other than applicable Contingent Obligations) remain outstanding, to take all other commercially reasonable action as shall be reasonably requested by the Junior Priority Collateral Agent, at the sole cost and expense of the Credit Parties, to permit such the Junior Priority Collateral Agent to obtain, for the benefit of the Junior Priority Claimholders a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(e)    Subject to the terms of this Agreement, so long as the Discharge of Senior Priority Obligations has not occurred, each Senior Priority Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Senior Priority Documents, as if the Liens of the Junior Priority Collateral Agent and Junior Priority Claimholders did not exist. With respect to any deposit account control agreement or securities account control agreement executed by the Revolving Credit Collateral Agent, the Senior Priority Fixed Asset Collateral Agent, the Junior Priority Collateral Agent and any Grantor prior to the date the 2016 Secured Notes Obligations were initially incurred and with respect to which the Revolving Credit Collateral Agent has, upon the Discharge of Revolving Credit Obligations, notified the applicable deposit bank or securities intermediary that the 2016 Secured Notes Collateral Agent constitutes the “Revolving Credit Collateral Agent” (or similar term) under such control agreement as a permitted successor of the Revolving Credit Collateral Agent in accordance with Section 5.4(e) of the ABL Intercreditor Agreement, the Junior Priority Collateral Agent agrees to take any further actions or execute and deliver such further documents within its power and authority, in each case pursuant to Section 8.8, as the 2016 Secured Notes Collateral Agent may reasonably request to effectuate the foregoing under any such control agreement

(including, without limitation, notifying the applicable depositary bank or securities intermediary that the 2016 Secured Notes Collateral Agent is the successor “Revolving Credit Collateral Agent” (or similar term) under such control agreement and, to the extent required in order for the 2016 Secured Notes Collateral Agent to exercise its rights under such control agreement as the “Revolving Credit Collateral Agent” (or similar term) thereunder, sending any notices to the depositary bank or securities intermediary (as applicable) thereunder).

(f)    Notwithstanding anything in this Agreement to the contrary, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that any requirement under any Junior Priority Collateral Document that any Grantor deliver any Collateral to the Junior Priority Collateral Agent, or that requires any Grantor to vest the Junior Priority Collateral Agent with possession or “control” (as defined in the UCC or in the manner provided for in the PPSA) of any Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Senior Priority Obligations, such Collateral is delivered to the Designated Senior Priority Collateral Agent, or the Designated Senior Priority Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC or the PPSA, as applicable, control may be given concurrently to the Senior Priority Collateral Agents and the Junior Priority Collateral Agent) “control,” in each case, subject to the provisions of this Section 5.4; and

(g)    The parties hereto further agree that to the extent ~~the Revolving Credit~~any Senior Priority Collateral Agent is specified as the lienholder on the certificates of title with respect to any Motor Vehicles (as defined in the Junior Priority Security Agreement) of any Grantor, then (including for the purposes of the applicable state certificate of title laws and any other applicable laws) ~~the Revolving Credit~~such Senior Priority Collateral Agent shall act as agent for both the Senior Priority Claimholders and the Junior Priority Claimholders in order to perfect and secure both the Senior Priority Obligations and the Junior Priority Obligations, provided that, notwithstanding that there may be only one lienholder noted on such certificate of title for such purposes, the priorities as between the rights of the Junior Priority Claimholders and the Senior Priority Claimholders shall be as if there were two separate Liens, subject to the priorities and other terms of this Agreement. In furtherance of the foregoing, (i) the Junior Priority Collateral Agent hereby appoints the ~~Revolving Credit~~Designated Senior Priority Collateral

Agent as its collateral agent for the limited purpose of acting as the agent on behalf of the Junior Priority Claimholders with respect to the applicable Motor Vehicles solely for purposes of perfecting the Liens of such parties on such Motor Vehicles and (ii) in order to secure the prompt payment and performance of the Junior Priority Obligations, each Grantor hereby grants to the ~~Revolving Credit~~Designated Senior Priority Collateral Agent, as agent for the Junior Priority Claimholders, a security interest in all right, title and interest of such Grantor in, to and under all Motor Vehicles and, for purposes of Section 5.4(a), all Deposit Accounts and Securities Accounts, whether now owned or hereafter acquired by such Grantor. Such grant creates a security interest wholly separate from the security interest in such Motor Vehicles and such Deposit Accounts and Securities Account granted to the ~~Revolving Credit~~Designated Senior Collateral Agent in the ~~Revolving Credit~~applicable Senior Priority Documents as security for the ~~Revolving Credit~~applicable Senior Priority Obligations. The duties or responsibilities of the ~~Revolving Credit~~Designated Senior Collateral Agent under this Section 5.4(g) shall be limited solely to holding (either itself or through its appointment of a custodian or agent) a Lien on such Motor Vehicles (and releasing such Lien), or the Deposit Accounts and Securities Accounts, as applicable, as agent in accordance with this Section 5.4(g).

5.5.    When Discharge of Senior Priority Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Priority Obligations, the Borrower substantially concurrently enters into any Refinancing of any Senior Priority Obligation, which Refinancing is permitted by both the Senior Priority Documents and the Junior Priority Documents, in each case, to the extent such documents will remain in effect following such Refinancing, then such Discharge of Senior Priority Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of Senior Priority Obligations) and, from and after the date on which the New Debt Notice is delivered to the Junior Priority Collateral Agent in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Senior Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the agent, representative or trustee for the holders of such Senior Priority Obligations under such new Senior Priority Documents shall be the a Senior Priority Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Borrower has entered into new Senior Priority Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent (such agent, the “New Agent”)), the Junior Priority Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the other Collateral Agents, for the benefit of the Claimholders, to be bound by the terms of this Agreement. If the new Senior Priority Obligations under the new Senior Priority Documents are secured by assets of the Grantors constituting Collateral that do not also secure the other Obligations, then the other Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the Senior Priority Documents, Junior Priority Documents and this Agreement.

SECTION 6.    Insolvency or Liquidation Proceedings.

6.1.    Finance Issues.

Until the Discharge of Senior Priority Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Priority Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code)

that consists of Collateral on which the Designated Senior Priority Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the Senior Priority Claimholders or any other Person, under Section 364 of the Bankruptcy Code (or any similar provision of any applicable Bankruptcy Law) that is to be secured by the Collateral (a “DIP Financing”), then the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees that it will not be entitled to raise an objection to such Cash Collateral use or DIP Financing. To the extent the Liens securing the Senior Priority Obligations are subordinated to or pari passu with such DIP Financing, the Junior Priority Collateral Agent will subordinate its Liens in the Collateral (to the same extent subordinated to such Collateral) to the Liens securing such DIP Financing (and all Obligations relating thereto), all adequate protection Liens granted to the Senior Priority Claimholders, and any “carve out” from the Collateral for professional and United States Trustee fees that has been agreed to by the Senior Priority Collateral Agents, provided, however, that the Junior Priority Collateral Agent may request adequate protection under Section 361 of the Bankruptcy Code (or any similar provision of any applicable Bankruptcy Law) in respect of such subordinated Liens in a manner that is consistent with Section 6.3.

6.2.    Relief from the Automatic Stay.

Until the Discharge of Senior Priority Obligations has occurred, the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees that none of them may (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Senior Priority Collateral Agents, or (ii) object to any sale of any Collateral or any motion by any Senior Priority Collateral Agent seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral for the purpose of exercising remedies with respect to the Senior Priority Obligations.

6.3.    Adequate Protection.

(a)    The Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)    any request by any Senior Priority Collateral Agent or the Senior Priority Claimholders for adequate protection with respect to the Collateral; or

(2)    any objection by any Senior Priority Collateral Agent or the Senior Priority Claimholders to any motion, relief, action or proceeding based on any Senior Priority Collateral Agent or Senior Priority Claimholder claiming a lack of adequate protection in any form;

(b)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)    if the Senior Priority Claimholders (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of additional or replacement collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Collateral) in connection with any Cash Collateral use or DIP Financing, then the Junior Priority Collateral Agent, on behalf of itself or any of the Junior Priority Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing and granted as adequate protection for the Senior Priority Obligations and such Cash

Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Junior Priority Collateral Agent on Collateral; and

(2)    in the event the Junior Priority Collateral Agent, on behalf of itself or any of the Junior Priority Claimholders, seeks or requests adequate protection in respect of Collateral and such adequate protection is granted in the form of additional or replacement collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Collateral), then the Junior Priority Collateral Agent, on behalf of itself and any of the Junior Priority Claimholders, agrees that the Senior Priority Collateral Agents shall also be granted Liens on the same additional or replacement collateral as adequate protection for the Senior Priority Obligations, and Junior Priority Collateral Agent, on behalf of itself and any of the Junior Priority Claimholders, agree that any Lien on such additional or replacement collateral securing or granted as adequate protection for the Junior Priority Obligations shall be subordinated to the Liens on such collateral securing the Senior Priority Obligations and to any other Liens granted to the Senior Priority Claimholders as adequate protection with respect to the Collateral, all on the same basis as the other Liens of the Senior Priority Collateral Agents on Collateral.

6.4.    Avoidance Issues. If any Senior Priority Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of Senior Priority Obligations (a “Recovery”), then such Senior Priority Claimholders shall be entitled to a reinstatement of Senior Priority Obligations, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5.    Post-Petition Interest.

(a)    None of the Junior Priority Collateral Agent or the Junior Priority Claimholders shall oppose or seek to challenge any claim by any Senior Priority Collateral Agent or any Senior Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of Senior Priority Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any Senior Priority Claimholder’s claim, without regard to the existence of the Lien of the Junior Priority Collateral Agents on behalf of the Junior Priority Claimholders on the Collateral.

(b)    Neither the Senior Priority Collateral Agents nor any other Senior Priority Claimholder shall oppose or seek to challenge any claim by the Junior Priority Collateral Agent or any Junior Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of Junior Priority Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any Junior Priority Claimholder’s claim on the Collateral (after taking into account existence of the Lien of the Senior Priority Collateral Agents on behalf of the Senior Priority Claimholders on the Collateral).

6.6.    Waivers.

(a)    The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, waives any claim it may hereafter have against any Senior Priority Claimholder arising out of the election of any Senior Priority Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law) or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

(b)    The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code (or any similar provision of any other applicable Bankruptcy Law) senior to or on a parity with the Liens securing the Senior Priority Obligations for costs or expenses of preserving or disposing of any Collateral.

6.7.    Separate Grants of Security and Separate Classification.

(a)    The Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders and each Senior Priority Collateral Agent, for itself and on behalf of the applicable Senior Priority Claimholders. acknowledge and agree that the grants of Liens pursuant to the Senior Priority Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Junior Priority Obligations are fundamentally different from the Senior Priority Obligations and must be separately classified in any plan of reorganization or similar dispositive plan or arrangement, proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. In furtherance of the foregoing, the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, agrees that the Junior Priority Claimholders will vote and otherwise be treated as separate classes in connection with any plan of reorganization or similar dispositive plan or arrangement in any Insolvency or Liquidation Proceeding and that neither the Junior Priority Collateral Agent nor any Junior Priority Claimholder will seek to vote with the other as a single class in connection with any plan of reorganization or similar dispositive plan or arrangement in any Insolvency or Liquidation Proceeding, or vote in a manner that is otherwise in accordance with this Agreement.

(b)    To further effectuate the intent of the parties as provided in this Section 6.7, if it is held that the claims of the Senior Priority Claimholders and the Junior Priority Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims with respect to such Collateral), then the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, hereby acknowledges and agrees that all distributions from the Collateral shall be made as if there were separate classes of senior and junior allowed secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Claimholders), the Senior Priority Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Senior Priority Documents, arising from or related to a default, regardless of whether any claim therefor is allowed or allowable in any Insolvency or Liquidation Proceeding, before any distribution is made from the Collateral in respect of the claims held by the Junior Priority Claimholders, with the Junior Priority Collateral Agent, for itself and on behalf of the Junior Priority Claimholders, hereby acknowledging and agreeing to turn over to the Designated Senior Priority Collateral Agent, for itself and on behalf of the Senior Priority Claimholders, amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Claimholders.

(c)    The Junior Priority Collateral Agent and the Junior Priority Claimholders, shall retain the right to vote to accept or reject any proposed plan of reorganization or similar dispositive plan or arrangement in a manner that is not inconsistent with the provisions hereof.

6.8.    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement (including, without limitation, Section 2.1 hereof) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law).

6.9.    Sales. The Junior Priority Collateral Agent agrees that it will consent to, and will not object or oppose, or support any party in opposing, a motion to sell or otherwise dispose of any Collateral of the other party free and clear of any Liens or other claims under Section 363 of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law) if the requisite Senior Priority Claimholders under the Senior Priority Documents have consented to such sale or disposition of their Collateral and the terms of any proposed order approving such transaction provide for the respective Liens to attach to the Proceeds of the Collateral that is the subject of such disposition, subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement. The Junior Priority Collateral Agent further agrees that it will not oppose, or support any party in opposing, the right of any Senior Priority Claimholder to credit bid under Section 363(k) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law).

6.10.    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon the assets of the Grantors constituting Collateral are distributed pursuant to a plan of reorganization or similar dispositive plan or arrangement on account of both the Senior Priority Obligations and the Junior Priority Obligations, then, to the extent the debt obligations distributed on account of the Senior Priority Obligations and on account of the Junior Priority Obligations are secured by Liens upon the same assets or property constituting Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 7.    Reliance; Waivers, Etc.

7.1.    No Warranties or Liability. The Junior Priority Collateral Agent, on behalf of itself and each Junior Priority Claimholder, acknowledges and agrees that no Senior Priority Collateral Agent or other Senior Priority Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Senior Priority Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Priority Documents in accordance with law and the Senior Priority Documents, as they may, in their sole discretion, deem appropriate and the Senior Priority Claimholders may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Collateral Agents and the Junior Priority Claimholders have in the Collateral or otherwise, except as provided in this Agreement. Neither any Senior Priority Collateral Agent nor any Senior Priority Claimholders shall have any duty to any Junior Priority Collateral Agent or any of the Junior Priority Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Junior Priority Documents), regardless of any knowledge thereof which they may have or be charged with.

7.2.    No Waiver of Lien Priorities.

(a)    No right of the Collateral Agents or the Claimholders to enforce any provision of this Agreement or any Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Collateral Agent or Claimholder or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Credit Documents, regardless of any knowledge thereof which the Collateral Agents or the Claimholders, or any of them, may have or be otherwise charged with.

(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Credit Documents and subject to the provisions of Sections 2.3, 2.4 and 5.3), the Collateral Agents and the Claimholders may, at any time and from time to time in accordance with the Credit Documents to which they are party and/or applicable law, without the consent of, or notice to, any other Collateral Agent or Claimholders, without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agents or any rights or remedies under any of the Credit Documents;

(2)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3)    settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4)    exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

(c)    Until the Discharge of Senior Priority Obligations, the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.3.    Obligations Unconditional. All rights, interests, agreements and obligations of the Collateral Agents and the other Claimholders hereunder shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of any Senior Priority Documents or any Junior Priority Documents;

(b)except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Junior Priority Obligations or Senior Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Priority Document or any Junior Priority Document;
(c)except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Priority Obligations or Junior Priority Obligations or any guaranty thereof;
(d)the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor; or
(e)any other circumstances which otherwise might constitute a defense available to, or a discharge of (i) the Borrower or any other Grantor in respect of the Senior Priority Obligations or (ii) the Junior Priority Collateral Agent or any Junior Priority Claimholder in respect of this Agreement.

SECTION 8.    Miscellaneous.

8.1.    Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Document or any Junior Priority Document, the provisions of this Agreement shall govern and control.

8.2.    Effectiveness; Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall become effective when executed and delivered by the parties hereto and shall continue to be effective until the Discharge of Senior Priority Obligations shall have occurred. This is a continuing agreement of lien subordination and the Senior Priority Claimholders and Junior Priority Claimholders may continue, at any time and without notice to any Collateral Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Collateral Agents, on behalf of itself and the applicable Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each Collateral Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law). Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.3.    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Senior Priority Fixed Asset Collateral Agent, the Junior Priority Collateral Agent, the 2016 Secured Notes Collateral Agent or the Revolving Credit Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) adversely affects or impairs its rights hereunder, under the Senior Priority Documents or under the Junior Priority Documents or (ii) imposes any additional obligation or liability upon it.

8.4.    Information Concerning Financial Condition of the Grantors and their Subsidiaries. The Senior Priority Collateral Agents or Senior Priority Claimholders, on the one hand, and the Junior Priority Collateral Agent or Junior Priority Claimholders, on the other hand, shall not have any duty to advise the other of information known to it or them regarding the financial condition of the Grantors and their subsidiaries and all endorsers and/or guarantors of the Senior Priority Obligations or the Junior Priority Obligations or any other circumstances bearing upon the risk of nonpayment of the Senior Priority Obligations or the Junior Priority Obligations or otherwise. In the event that any Collateral Agent and or Claimholder undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a)to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(b)to provide any additional information or to provide any such information on any subsequent occasion;
(c)to undertake any investigation; or
(d)to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5.    Subrogation. The Junior Priority Collateral Agent, on behalf of itself and each Junior Priority Claimholder hereby waivers any rights of subrogation it may have acquired as a result of any payment hereunder until the Discharge of Senior Priority Obligations has occurred.

8.6.    SUBMISSION TO JURISDICTION, WAIVERS.

(a)    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)    ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)    AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4)    AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)    EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)    EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER
REVOLVING CREDIT DOCUMENT, 2016 SECURED NOTES DOCUMENT OR FIXED ASSET DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7.    Notices. All notices to the Junior Priority Claimholders and the Senior Priority Claimholders permitted or required under this Agreement shall also be sent to the Senior Priority Fixed Asset Collateral Agent, Junior Priority Collateral Agent, the 2016 Secured Notes Collateral Agent and the Revolving Credit Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on Exhibit A hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Each Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods, provided, however, that the each Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If any other party hereto elects to give a Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and such Collateral Agent in its discretion elects to act upon such instructions, such Collateral Agent’s understanding of such instructions shall be deemed controlling absent manifest error. Each Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from such Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The other parties hereto agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to any Collateral Agent, including without limitation the risk of such Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

8.8.    Further Assurances. Each Senior Priority Collateral Agent, on behalf of itself and the applicable Senior Priority Claimholders under the Senior Priority Documents, and the Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders under the Junior Priority Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9.    APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10.    Binding on Successors and Assigns. This Agreement shall be binding upon each Collateral Agent, each Claimholder and their respective successors and assigns.

8.11.    Specific Performance. Each of the Senior Priority Collateral Agents or any other Senior Priority Claimholder may demand specific performance of this Agreement. The Junior Priority Collateral Agent, on behalf of itself and the Junior Priority Claimholders hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Priority Collateral Agent or any other Senior Priority Claimholder, as the case may be.

8.12.    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15.    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Collateral Agents and other Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Senior Priority Collateral Agents and the Senior Priority Claimholders, or as between the Grantors and the Junior Priority Collateral Agent and the Junior Priority Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Senior Priority Documents and the Junior Priority Documents, respectively.

8.16.    Provisions to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of the Senior Priority Collateral Agents and the Senior Priority Claimholders on the one hand and the Junior Priority Collateral Agent and the Junior Priority Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Senior Priority Obligations and the Junior Priority Obligations as and when the same shall become due and payable in accordance with their terms.

8.17.    Regarding the Senior Priority Fixed Asset Collateral Agent ~~and~~, the Junior Priority Collateral Agent and the 2016 Secured Notes Collateral Agent. BNY Mellon has entered into this Agreement in its capacity as Senior Priority Fixed Asset Collateral Agent under the Senior Priority Fixed Asset Documents to which it is party and Junior Priority Collateral Agent under the Junior Priority Documents to which it is party, respectively, and shall be entitled, in connection with the exercise of its rights and performance of its duties thereunder and as Senior Priority Fixed Asset Collateral Agent and Junior Priority Collateral Agent hereunder, to all protections, immunities and exculpations available to it under the Senior Priority Indenture and the Junior Priority Indenture, all of which are incorporated by reference herein, mutatis mutandis. In addition, BNY Mellon has entered into this Agreement in its capacity as 2016 Secured Notes Collateral Agent under the 2016 Secured Notes Documents to which it is party and shall be entitled, in connection with the exercise of its rights and performance of its duties thereunder and as 2016 Secured Notes Collateral Agent hereunder, to all protections, immunities and exculpations available to it under the 2016 Secured Notes Purchase Agreement, all of which are incorporated by reference herein, mutatis mutandis.

8.18.    Regarding the Collateral Agents. In no event shall any Collateral Agent be responsible or liable for (i) special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action or (ii) any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that such Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

8.19.    ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, as between the Senior Priority Claimholders, the exercise of any right or remedy with respect to Collateral is subject to the terms of the ABL Intercreditor Agreement and in the event of any conflict or inconsistency between this Agreement and the ABL Intercreditor Agreement, the ABL Intercreditor Agreement shall govern.

8.20.    2016 Intercreditor Agreement. Notwithstanding anything herein to the contrary, as between the 2016 Secured Notes Claimholders and the Revolving Credit Claimholders, the exercise of any right or remedy by any 2016 Secured Notes Claimholder or Revolving Credit Claimholder with respect to Collateral is subject to the terms of the 2016 Intercreditor Agreement and in the event of any conflict or inconsistency between this Agreement and the 2016 Intercreditor Agreement with respect to such rights and remedies, the 2016 Intercreditor Agreement shall govern.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.
2016 Secured Notes Collateral Agent
THE BANK OF NEW YORK MELLON,
as 2016 Secured Notes Collateral Agent
By:
    Name:
    Title:
Senior Priority Fixed Asset Collateral Agent
THE BANK OF NEW YORK MELLON,
as Senior Priority Collateral Agent
By:
    Name:
    Title:
Junior Priority Collateral Agent
THE BANK OF NEW YORK MELLON,
as Junior Priority Collateral Agent
By:
    Name:
    Title:

[Intecreditor Agreement]

Revolving Credit Collateral Agent
BANK OF AMERICA, N.A.,
as Revolving Credit Collateral Agent
By:
    Name:
    Title:

[Intecreditor Agreement]

Acknowledged and Agreed to by:

The Borrower

CENVEO CORPORATION

By:    _______________________________________
    Name: Scott J. Goodwin
    Title: Chief Financial Officer
The Guarantors
CENVEO, INC.
~~CENVEO COMMERCIAL OHIO, LLC~~
CNMW INVESTMENTS, INC.
~~CENVEO GOVERNMENT PRINTING, INC.~~
CENVEO SERVICES, LLC
DISCOUNT LABELS, LLC
CENVEO OMEMEE LLC
COLORHOUSE CHINA, INC.
RX JV HOLDING, INC.
CRX JV, LLC
CRX HOLDING, INC.
RX TECHNOLOGY CORP.
CADMUS PRINTING GROUP, INC.
CADMUS FINANCIAL DISTRIBUTION, INC.
GARAMOND/PRIDEMARK PRESS, INC.
~~WASHBURN GRAPHICS, INC.~~
CADMUS JOURNAL SERVICES, INC.
CADMUS DELAWARE, INC.
CADMUS UK, INC.
EXPERT GRAPHICS, INC.
CADMUS MARKETING GROUP, INC.
CADMUS MARKETING, INC.
CADMUS/O’KEEFE MARKETING, INC.
OLD TSI, INC.
PORT CITY PRESS, INC.
CADMUS INTERNATIONAL HOLDINGS, INC.
CDMS MANAGEMENT, LLC
MADISON/GRAHAM COLORGRAPHICS, INC.
VSUB HOLDING COMPANY

By:    _______________________________________
    Name: Scott J. Goodwin
    Title: Chief Financial Officer

[Intecreditor Agreement]

VAUGHAN PRINTERS INCORPORATED
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.
COMMERCIAL ENVELOPE MANUFACTURING CO. INC.
CENVEO CEM, INC.
CENVEO CEM, LLC
~~REX 2010, LLC~~
~~136 EASTPORT ROAD, LLC~~
LIGHTNING LABELS, LLC
NASHUA CORPORATION
NASHUA INTERNATIONAL, INC.
~~IMPAXX, INC.~~
~~CMS GILBRETH PACKAGING SYSTEMS, INC.~~
ENVELOPE PRODUCT GROUP, LLC
~~CENVEO MCLAREN MORRIS AND TODD COMPANY~~

By:    _______________________________________
    Name: Scott J. Goodwin
    Title: Chief Financial Officer

[Intecreditor Agreement]

Exhibit A
Notice Addresses
2016 Secured Notes Collateral Agent,
Senior Priority Fixed Asset Collateral Agent and
Junior Priority Collateral Agent:

The Bank of New York Mellon
Corporate Trust
101 Barclay Street, 7 ~~West~~East
New York, NY 10286
212.815.5704
Revolving Credit Collateral Agent:

Mr. Robert Mahoney
Bank of America, N.A.
BABC Loans – 140/EAST DIVISION
185 Asylum St.
Hartford, Connecticut 06103
Email: robert.mahoney@baml.com
Grantors:

Chief Financial Officer
Cenveo Corporation
~~One Canterbury Green~~
~~One Broad St.~~200 First Stamford Place
Stamford, Connecticut ~~06901~~06902
Email: Scott.Goodwin@cenveo.com

A-1